Exhibit 4.7

                                                               EXECUTION VERSION


                              Dated 19 January 2005



                            GRANITE MASTER ISSUER PLC



                                 CITIBANK, N.A.
                       (acting through its London Office)
                           as Principal Paying Agent,
                    Agent Bank, Registrar and Transfer Agent



                                 CITIBANK, N.A.
                      (acting through its New York Office)
                               as US Paying Agent



                                     - and -

                              THE BANK OF NEW YORK
                   as Note Trustee and Issuer Security Trustee


--------------------------------------------------------------------------------

           SECOND AMENDED ISSUER PAYING AGENT AND AGENT BANK AGREEMENT

--------------------------------------------------------------------------------





                                  SIDLEY AUSTIN
                                 ------------|
                                      SIDLEY |

                                                    CONTENTS

1.       Definitions and Interpretation......................................................................1

2.       Appointment of the Agents...........................................................................2

3.       The Issuer Notes; Authentication....................................................................2

4.       Duties of Agents....................................................................................4

5.       Exchanges of Global Note Certificates and Delivery of Individual Note Certificates..................7

6.       Replacement Note Certificates.......................................................................8

7.       Payments to the Paying Agents.......................................................................9

8.       Payments to Noteholders............................................................................10

9.       Transfers of Issuer Notes..........................................................................13

10.      Miscellaneous Duties of the Agents.................................................................15

11.      Agents to act for Note Trustee.....................................................................18

12.      Fees and Expenses..................................................................................19

13.      Terms of Appointment...............................................................................20

14.      No Liability for Consequential Loss................................................................21

15.      Termination of Appointment.........................................................................22

16.      Non-Petition and Limited Recourse..................................................................25

17.      Notices............................................................................................26

18.      Third Party Rights.................................................................................27

19.      Time of the Essence................................................................................27

20.      Variation and Waiver...............................................................................27

21.      Execution in Counterparts; Severability............................................................27

22.      Governing Law and Jurisdiction; Process Agent; Appropriate Forum...................................28

23.      Exclusion of Liability.............................................................................28

SCHEDULE 1 SPECIFIED OFFICES OF THE AGENTS..................................................................29

SCHEDULE 2 REGULATIONS CONCERNING THE TRANSFER, EXCHANGE AND REGISTRATION OF THE ISSUER NOTES...............30

                                        i


SCHEDULE 3 FORM OF CALCULATION AGENCY AGREEMENT.............................................................34

THIS AGREEMENT WAS MADE ON 19 JANUARY, 2005 AND WAS AMENDED PURSUANT TO DEEDS OF AMENDMENT DATED 26 AUGUST, 2005 AND 17 MAY, 2007 BETWEEN:

(1) GRANITE MASTER ISSUER PLC (registered number 5250668), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX as Master Issuer;

(2) CITIBANK, N.A., acting through its office at Citigroup Centre, Canada Square, Canary Wharf, London E14 5LB in its separate capacities as (1) Principal Paying Agent (2) Agent Bank (3) Registrar and (4) Transfer Agent;

(3) CITIBANK, N.A., acting through its office at Agency and Trust, 14th Floors, 388 Greenwich Street, New York, N.Y. 10013, U.S.A. in its capacity as US Paying Agent; and

(4) THE BANK OF NEW YORK, acting through its office at 40th Floor, One Canada Square, London E14 5AL in its separate capacities as (1) Note Trustee and
      (2) Issuer Security Trustee.

WHEREAS:

By a resolution of a duly authorised Board of Directors of the Master Issuer passed on 18 January 2005, the Master Issuer resolved to establish a programme pursuant to which the Master Issuer may, from time to time, issue Issuer Notes constituted by the Issuer Trust Deed and secured by the Issuer Deed of Charge.

IT IS AGREED as follows:

1.    Definitions and Interpretation

1.1   The provisions of:

      (a) the Programme Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005, and

      (b) the Issuer Master Definitions Schedule signed for the purposes of identification by Sidley Austin Brown & Wood and Allen & Overy LLP on 19 January 2005,

            (as the same have been and may be amended, varied or supplemented from time to time with the consent of the parties hereto) are expressly and specifically incorporated into and shall apply to this Agreement.

            The Issuer Master Definitions Schedule specified above shall prevail to the extent that it conflicts with the Programme Master Definitions Schedule.

1.2 Where the context permits, references in this agreement to an "Issuer Note" shall mean, while any Series and Class of Issuer Notes are represented by a Global Note Certificate, such Global Note Certificate, and while any Series and Class of Issuer Notes are represented by one or more Individual Note Certificates, such Individual

      Note Certificates.

1.3 Where the context permits, references in this agreement to the "Holder" of an Issuer Note means the person in whose name such Issuer Note is for the time being registered in the Register (or, in the case of a joint holding, the first named thereof) and "Noteholder" shall be construed accordingly.

2.    Appointment of the Agents

2.1 Appointment: Upon and subject to the terms of this Agreement, the Master Issuer and, for the purposes of Clause 11 (Agents to act for Note Trustee) only, the Note Trustee hereby appoint, for the purposes specified in, and to carry out their respective duties under, this Agreement and under the Issuer Conditions on a several but not joint basis:

      (a) the Principal Paying Agent acting through its Specified Office as principal paying agent in respect of the Reg S Notes;

      (b) the US Paying Agent acting through its Specified Office as paying agent in the United States in respect of the US Notes;

      (c) the Agent Bank acting through its Specified Office as agent bank for the purpose of determining interest payable in respect of the Issuer Notes;

      (d) the Registrar acting through its Specified Office as registrar for the Issuer Notes; and

      (e) the Transfer Agent acting through its Specified Office as transfer agent for the Issuer Notes.

2.2 Obligations of Agents: The obligations of the Agents under this Agreement shall be several and not joint.

2.3 Acceptance of appointment by Paying Agents and Agent Bank: Each of the Principal Paying Agent, the US Paying Agent and the Agent Bank accepts its appointment as agent of the Master Issuer and, for the purpose of Clause 11 (Agents to act for Note Trustee) only, the Note Trustee in relation to the Issuer Notes and agrees to comply with the provisions of this Agreement and to perform its duties under the Issuer Conditions.

2.4 Acceptance of appointment by Registrar and Transfer Agent: Each of the Registrar and the Transfer Agent accepts its appointment as agent of the Master Issuer and, for the purpose of Clause 11 (Agents to act for Note Trustee) only, the Note Trustee in relation to the Issuer Notes and agrees to comply with the provisions of this Agreement and to perform its duties under the Issuer Conditions.

3.    The Issuer Notes; Authentication

3.1 Global Note Certificates: The US Notes will be initially offered and sold pursuant to a Registration Statement filed with the SEC. Each Series and Class of US Notes will be issued in fully registered global form and be initially represented by a US Global Note Certificate and which, in aggregate, will represent the aggregate Principal

      Amount Outstanding of such US Notes. The Reg S Notes will be initially offered and sold outside the United States to non-US persons pursuant to Reg S. Each Series and Class of Reg S Notes will be issued in fully registered global form and be initially represented by a Reg S Global Note Certificate and which, in aggregate, will represent the aggregate Principal Amount Outstanding of the Reg S Notes. Each Global Note Certificate shall be substantially in the form set out in Schedule 1 (Form of Global Note Certificates) to the Issuer Trust Deed. The Global Note Certificates shall be executed manually or in facsimile by an Authorised Signatory of the Master Issuer and authenticated manually by or on behalf of the Registrar.

3.2 Individual Note Certificates: The Global Note Certificates will be exchangeable for Individual Note Certificates in the circumstances described therein. If the Master Issuer is required to deliver Individual Note Certificates pursuant to the terms of the relevant Global Note Certificate and the Issuer Trust Deed, each Individual Note Certificate shall:

      (a) be printed or typewritten in accordance with all applicable legal and stock exchange requirements;

      (b) be in substantially the form set out in Schedule 2 (Form of Individual Note Certificates) to the Issuer Trust Deed;

      (c)   be in registered form and, in each case, in an Authorised
            Denomination;

      (d)   bear a unique serial number; and

      (e) be executed manually or in facsimile by an Authorised Signatory of the Master Issuer and authenticated manually by or on behalf of the Registrar.

3.3 Facsimile signatures on Note Certificates: The Master Issuer may use for the purposes of executing any Note Certificate, the facsimile signature of any person who at the date of this Agreement was duly authorised to sign the same on behalf of the Master Issuer, even if at the time of issue of such Note Certificate, such person is no longer so authorised and any Note Certificate so executed and authenticated will be valid and binding obligations of the Master Issuer. No Note Certificate representing an Issuer Note shall be valid for any purpose until it has been authenticated by or on behalf of the Registrar in accordance with this Agreement and the Issuer Trust Deed.

3.4 Authentication and Deposit of Global Note Certificates: The Master Issuer shall, on or prior to each Closing Date deliver a Reg S Global Note Certificate or a US Global Note Certificate (as the case may be) in respect of each Series and Class of Issuer Notes specified in the applicable Final Terms to be issued on the applicable Closing Date. The Registrar shall, on or about the applicable Closing Date, authenticate each Global Note Certificate in accordance with Clause 3.1 (Global Note Certificates). The Reg S Global Note Certificates shall be registered in the name of Citivic Nominees Limited as nominee for, and shall be deposited on or about the relevant Closing Date with; the Common Depositary. The US Global Note Certificates shall be registered in the name of Cede & Co. as nominee of DTC, and shall be deposited on or about the relevant Closing Date with the DTC Custodian. The Master Issuer shall also arrange, on written request, for such unauthenticated Global Note Certificates as are required to enable the Registrar and Transfer Agent to perform their obligations under Clause 6

      (Replacement Note Certificates) and Clause 9 (Transfers of Issuer Notes) to be made available to or to the order of the Registrar from time to time. Participants in DTC, Euroclear and Clearstream, Luxembourg shall have no rights under this Agreement with respect to the Global Note Certificates and the Common Depositary, the DTC Custodian or their respective nominees (as applicable) may be treated by the Master Issuer or any Agent as the absolute owner of each Global Note Certificate for all purposes under this Agreement. Notwithstanding the foregoing, nothing in this Agreement shall impair, as between DTC, Euroclear and Clearstream, Luxembourg and their respective participants, the operation of customary practices governing the exercise of the rights of a Holder of any Issuer Note.

3.5 Availability of Individual Note Certificates: If the Master Issuer is required to deliver Individual Note Certificates pursuant to the terms of the Global Note Certificates (or either of them) and the Issuer Trust Deed, the Master Issuer shall promptly arrange for a stock of Individual Note Certificates (both bearing and not bearing the Regulation S Legend, and, in either case, unauthenticated and with the names of the registered holders left blank but otherwise complete and executed on behalf of the Master Issuer) to be made available to or to the order of the Registrar by the date falling 30 days after the occurrence of the relevant event as set out in Clause 3.4 (Individual Note Certificates) of the Issuer Trust Deed for authentication in accordance with Clause 3.2 (Individual Note Certificates). The Master Issuer shall also arrange for such Individual Note Certificates as are required to enable the Registrar and the Transfer Agent to perform their respective obligations under Clause 5 (Exchanges of Global Note Certificates and Delivery of Individual Note Certificates), Clause 9 (Transfers of Issuer Notes) and Clause 6 (Replacement Note Certificates) to be made available to or to the order of the Registrar and the Transfer Agent from time to time.

4.    Duties of Agents

4.1 Duties of the Agent Bank: The Agent Bank shall perform such duties at its Specified Office as are set forth in this Agreement and in the Issuer Conditions and such other duties as are reasonably incidental thereto at the request of the Master Issuer or the Registrar or the Paying Agents (or for the purposes of Clause 11 (Agents to act for Note Trustee), the Note Trustee) and agrees to comply with the provisions of Condition 4 (Interest). In particular and save as hereinafter provided, the Agent Bank shall:

      (a) act as Calculation Agent in respect of Issuer Notes (including, without limitation, Index Linked Interest Notes and Dual Currency Interest Notes) where named as such in the applicable Note Supplement;

      (b) in respect of a Series and Class of Issuer Notes, unless otherwise specified in the applicable Note Supplement, make all the determinations and calculations which it is required to make under the Issuer Conditions and this Agreement, all subject to and in accordance with the Issuer Conditions and this Agreement;

      (c) as soon as possible after determining the Rate of Interest, Interest Amount and Note Payment Date in respect of a Series and Class of Notes and all other amounts, rates and dates, which it is obliged to determine or calculate under the Issuer Conditions and this Agreement (or, in no event later than the fourth

            Business Day thereafter), cause such Rate of Interest, Interest Amount, Note Payment Date and such other amounts, rates and dates which it is obliged to determine under the Issuer Conditions and this Agreement to be notified to the Master Issuer, the Note Trustee, the Issuer Security Trustee, the Account Bank, the Issuer Account Bank, the Registrar, the Paying Agents, the Issuer Cash Manager and (in respect of a Series and Class of Notes listed on a stock exchange) the London Stock Exchange (or other stock exchange or, as the case may be, listing authority that it may be notified of pursuant to Clause 4.4 (Listing)), specifying the rates upon which the same are based and (where relevant) the names of the banks quoting such rates provided that the Agent Bank shall make such determination and calculations in relation to such Series and Class of Issuer Notes in accordance with the Issuer Conditions and this Agreement;

      (d) cause notice of the Rate of Interest, Interest Amounts, Note Payment Dates and such other amounts, rates and dates which it is obliged to determine under the Issuer Conditions and this Agreement in respect of each Series and Class of Issuer Notes for each Interest Period to be published in accordance with the Issuer Conditions;

      (e) where applicable, determine LIBOR in accordance with Condition 4 (Interest) and Clause 4.2 (Interest Determination) and notify the Funding 2 GIC Provider and the Issuer GIC Provider of the LIBOR rate which shall apply for the relevant Interest Period; and

      (f) maintain such records of the quotations obtained and all rates determined and all calculations made by it and make such records available for inspection at all reasonable times by the Master Issuer, the Issuer Cash Manager, the other Agents, the Issuer Security Trustee and the Note Trustee.

4.2   Interest determination:

      (a) Where the Screen Rate Determination is specified in the applicable Note Supplement as the manner in which the Rate of Interest for a Series and Class of Issuer Notes is to be determined, the Rate of Interest for such Issuer Notes for each Interest Period will, subject as provided below, be either:

            (i) the offered quotation (if there is only one quotation on the Relevant Screen Page); or

            (ii) the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations,

            (expressed as a percentage rate per annum), for the Reference Rate(s) which appears or appear, as the case may be, on the Relevant Screen Page as at the Specified Time on the Determination Date in question plus or minus (as indicated in the applicable
            Note Supplement) the Margin (if any), all as determined by the Agent Bank. If five or more offered quotations are available on the Relevant Screen Page, the highest (or, if there is more than one highest quotation, one only of those quotations) and the lowest (or, if there is more than one lowest quotation, one only of those quotations) shall be disregarded by the Agent Bank for the purpose of determining the arithmetic mean (rounded as provided above) of the offered quotations.

      (b) If the Relevant Screen Page is not available or if no offered quotation appears as at the Specified Time, the Agent Bank shall request each of the Reference Banks to provide the Agent Bank with its offered quotation (expressed as a percentage rate per annum) for the Reference Rate at approximately the Specified Time on the Determination Date in question. If two or more of the Reference Banks provide the Agent Bank with offered quotations, the Rate of Interest for the Interest Period shall be the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the offered quotations plus or minus (as appropriate) the Margin (if any), all as determined by the Agent Bank.

      (c) If on any Determination Date one only or none of the Reference Banks provides the Agent Bank with an offered quotation as provided in the preceding paragraph, the Rate of Interest for the relevant Interest Period shall be the rate per annum which the Agent Bank determines as being the arithmetic mean (rounded if necessary to the fifth decimal place, with 0.000005 being rounded upwards) of the rates, as communicated to (and at the request of) the Agent Bank by the Reference Banks or any two or more of them, at which such banks were offered, at approximately the Specified Time on the relevant Determination Date, deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate by leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any) or, if fewer than two of the Reference Banks provide the Agent Bank with offered rates, the offered rate for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, or the arithmetic mean (rounded as provided above) of the offered rates for deposits in the Specified Currency for a period equal to that which would have been used for the Reference Rate, at which, at approximately the Specified Time on the relevant Determination Date, any one or more banks (which bank or banks is or are in the opinion of the Master Issuer suitable for the purpose) informs the Agent Bank it is quoting to leading banks in the London inter-bank market (if the Reference Rate is LIBOR) or the Euro-zone inter-bank market (if the Reference Rate is EURIBOR) plus or minus (as appropriate) the Margin (if any), provided that, if the Rate of Interest cannot be determined in accordance with the foregoing provisions of this paragraph, the Rate of Interest for such Series and Class shall be determined as at the last preceding Determination Date for such Series and Class (though substituting, where a different Margin is to be applied to the relevant Interest Period from that which applied to the last preceding Interest Period, the Margin relating to the relevant Interest Period in place of the Margin relating to that last preceding Interest Period).

      (d) If the Reference Rate from time to time in respect of a Series and Class of Floating Rate Issuer Notes is specified in the applicable Note Supplement as being other than LIBOR or EURIBOR, the Rate of Interest in respect of such

            Issuer Notes will be determined as provided in the applicable Note Supplement.

4.3 Calculation Agent: Determinations with regards to Issuer Notes (including, without limitation, Index Linked Interest Notes) required to be made by a Calculation Agent specified in the applicable Note Supplement shall be made in the manner so specified. Unless otherwise agreed between the Master Issuer and the Lead Manager(s) or unless the Agent Bank is the Calculation Agent (in which case the provisions of this Agreement shall apply), those determinations shall be made on the basis of a calculation agency agreement substantially in the form of Schedule 3 hereto. The terms of any Series and Class of Issuer Notes may specify additional duties and obligations of any Agent, the performance of which will be agreed between the Master Issuer and the relevant Agent prior to the relevant Closing Date.

4.4 Listing: A Series of the Issuer Notes, on issue, may be admitted to the Official List of the UK Listing Authority and admitted to trading on the Market or other market of the London Stock Exchange. The Master Issuer will advise the Agent Bank and the Note Trustee in writing if such listing is withdrawn or if any Series and Class of Issuer Notes become listed by any other listing authority or, as the case may be, admitted to trading on any other stock exchange.

4.5 Duties of the Registrar and the Transfer Agent: The Registrar and the Transfer Agent shall hold or shall procure the holding in safe custody of any unauthenticated Global Note Certificates delivered to it in accordance with Clauses 3.4 (Authentication, and Deposit of Global Note Certificates) and 3.5 (Master Global Note Certificate) and any Individual Note Certificates delivered to it in accordance with Clause 3.6 (Availability of Individual Note Certificates) and shall ensure that such Global Note Certificates and Individual Note Certificates are authenticated and delivered only in accordance with the terms of this Agreement, the Issuer Trust Deed, the Global Note Certificates and the Issuer Conditions.

4.6 Authority to authenticate: Each of the Registrar, the Transfer Agent or their designated agent is authorised and instructed by the Master Issuer to authenticate any Note Certificate as may be required to be authenticated hereunder by the signature of any of its officers or any other person duly authorised for the purpose by the Registrar or (as the case may be) the Transfer Agent.

5. Exchanges of Global Note Certificates and Delivery of Individual Note Certificates

5.1 Exchange of Global Note Certificates for Individual Note Certificates and Delivery of Individual Note Certificates: A Global Note Certificate may only be exchanged for Individual Note Certificates in the circumstances set forth in the Global Note Certificate and set out in Clause 3.4 (Individual Note Certificates) of the Issuer Trust Deed. If any Global Note Certificate becomes exchangeable for Individual Note Certificates in accordance with its terms, the Registrar shall, subject to its having received any certificates required by the terms of the relevant Global Note Certificate, against surrender of such Global Note Certificate to it or to its order, authenticate and deliver in accordance with this Agreement, the Global Note Certificates, the Issuer Conditions and the Issuer Trust Deed, Individual Note Certificates, provided that in no circumstances shall the aggregate principal amount of such Individual Note

      Certificates exceed the aggregate principal amount of the relevant Global Note Certificate. The Individual Note Certificates so issued in exchange for any Global Note Certificate shall be issued in such names as the DTC Custodian or the Common Depositary, as the case may be, (based on the instructions of DTC, Euroclear and Clearstream, Luxembourg) shall instruct the Registrar and the Registrar shall, in accordance with this Agreement, the Global Notes, the Issuer Conditions and the Issuer Trust Deed, deliver or cause to be delivered to the persons designated in such instructions, Individual Note Certificates of the relevant class in the appropriate principal amounts and the Registrar will enter the names and addresses of such persons on the Register. Individual Note Certificates issued in exchange for a Reg S Global Note Certificate or a US Global Note Certificate pursuant to this Clause 5.1 (Exchange of Global Note Certificates for Individual Note Certificates and Delivery of Individual Note Certificates) shall bear the Regulation S Legend and shall be subject to all restrictions on transfer contained therein to the same extent as the Global Note Certificate so exchanged.

5.2 Exchange of Global Note Certificates: Global Note Certificates may also be exchanged or replaced, in whole or in part, as provided in Clause 6 (Replacement Note Certificates). Every Global Note Certificate authenticated and delivered in exchange for, or in lieu of, another Global Note Certificate or any portion thereof, pursuant to Clause 6 (Replacement Note Certificates) hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note Certificate. A Global Note Certificate may not be exchanged for another Global Note Certificate other than as provided in this Clause 5 (Exchanges of Global Note Certificates and Delivery of Individual Note Certificates).

6.    Replacement Note Certificates

6.1 Delivery of Replacements: Subject to and in accordance with this Clause 6 (Replacement Note Certificates) and Condition 13 (Replacement of Notes) and receipt of replacement Global Note Certificates and/or Individual Note Certificates (as the case may be), the Registrar or the Transfer Agent, as the case may be shall, upon and in accordance with the instructions of the Master Issuer (which instructions may, without limitation, include such terms as to the payment of expenses and as to evidence, security and indemnity as the Master Issuer, the Transfer Agent and the Registrar may reasonably require and otherwise as required by Condition 13 (Replacement of Notes), as necessary), complete, authenticate and deliver, or procure the authentication and delivery on their behalf of, a Global Note Certificate or, as the case may be, an Individual Note Certificate, as a replacement for (and being an Issuer Note in the same form as) the relevant Global Note Certificate or, as the case may be, Individual Note Certificate which the Master Issuer has determined to issue as a replacement for any Global Note Certificate or Individual Note Certificate which has been mutilated or defaced or which is alleged to have been destroyed, stolen or lost and the Registrar shall, in addition, as promptly as is practicable, enter such details on the Register; provided, however, that neither the Registrar nor the Transfer Agent shall deliver any Global Note Certificate or Individual Note Certificate as a replacement for any Global Note Certificate or Individual Note Certificate which has been mutilated or defaced otherwise than against surrender of the same and shall not issue any replacement Global Note Certificate or Individual Note Certificate until the applicant has furnished the Master Issuer, Registrar or Transfer Agent, as the case may be, with such evidence and indemnity as the Master Issuer and the Transfer Agent or the Registrar (as the case may be) may reasonably require and has paid such costs and expenses as may be incurred in connection with such replacement.

6.2 Replacements to be numbered: Each replacement Global Note Certificate or Individual Note Certificate delivered hereunder shall bear a unique serial number.

6.3 Cancellation and destruction: Each of the Registrar and the Transfer Agent, as the case may be, shall cancel and destroy each mutilated or defaced Note Certificate surrendered to it in respect of which a replacement has been delivered and the Registrar shall, in addition, as promptly as is practicable, enter such details on the Register.

6.4 Notification: The Registrar or the Transfer Agent, as the case may be, shall notify the Master Issuer, the other Agents and the Note Trustee of the delivery by it in accordance herewith of any replacement Note Certificate, specifying the serial number thereof and the serial number (if any and if known) of the Note Certificate which it replaces and confirm (if such is the case) that the Note Certificate which it replaces has been cancelled or destroyed.

7.    Payments to the Paying Agents

7.1 Master Issuer to pay the Paying Agents: In order to provide for the payment of interest and principal in respect of a Series and Class of Issuer Notes as the same becomes due and payable in accordance with the Issuer Conditions and the Issuer Trust Deed, the Master Issuer shall pay to the Paying Agents or otherwise cause the Paying Agents to receive on or before the date on which such payment becomes due, an amount which is equal to the amount of principal and interest then falling due in respect of such Series and Class of Issuer Notes on such date.

7.2 Manner and Time of Payment: The Master Issuer shall, not later than 10.00 a.m. (London time) or, in the case of any payment in dollars, 10.00 a.m. (New York time) on each Note Payment Date for a Series and Class of Issuer Notes, or other date on which any payment of principal and interest in respect of such Issuer Notes becomes due, unconditionally pay or cause to be unconditionally paid to the Paying Agents by credit transfer such amounts in the relevant currency, in immediately available funds or, as the case may be, same day freely-transferable funds as may be required for the purpose of paying interest and (to the extent applicable) principal under such Series and Class of Issuer Notes (after taking account of any cash then held by the Paying Agents and available for the purpose), such amounts to be paid to the credit of such accounts of the Paying Agents with such banks in the principal financial centre in the country of the relevant currency (which, if the relevant currency is Australian dollars, New Zealand dollars or euro shall be Sydney, Auckland and London, respectively) as shall be notified to the Master Issuer, the Issuer Cash Manager and to the Note Trustee by the Paying Agents in writing not less than two weeks before the first payment is due to be made to the Noteholders. Each Paying Agent shall notify the Master Issuer, the Issuer Security Trustee, the Issuer Cash Manager and/or the Note Trustee in writing, 15 Business Days prior to any change of those accounts, or any of them.

7.3 Notification of Payment by Master Issuer: The Master Issuer shall procure that each bank or other person effecting payment for it in accordance with Clause
      7.2 (Manner and Time of Payment) shall by not later than 2.00 p.m. (Local time) on the second Business Day before the due date of each payment under Clause 7.2 (Manner and Time of Payment) confirm by facsimile or authenticated SWIFT message to the Paying Agents that it has issued irrevocable payment instructions for the transfer of the relevant sum due to the relevant account of the Paying Agents.

7.4 Confirmation of Amounts Payable in respect of the Issuer Notes: The Master Issuer shall by not later than 2.00 p.m. (Local time) on the second Business Day before each Note Payment Date for a Series and Class of Issuer Notes, or other date on which any payment is due under Clause 7.2 (Manner and Time of Payment), notify, or procure the notification by the Issuer Cash Manager or other person on behalf of the Master Issuer to, the Paying Agents, the Note Trustee and the Registrar of the amount of interest and/or principal (as the case may be) payable to Noteholders in accordance with the Issuer Conditions in respect of such Series and Class of Issuer Notes on such Note Payment Date, or other date in question and the apportionment of such amount as between principal and interest. All such amounts shall be payable subject to and in accordance with the Issuer Priority of Payments and the terms of the Issuer Deed of Charge and the Issuer Cash Management Agreement.

7.5 Exclusion of Liens and Interest: Save as expressly provided otherwise in this Agreement, the Paying Agents shall be entitled to deal with each amount paid to them under this Clause 7 (Payments to the Paying Agents) in the same manner as other amounts paid to them as bankers by their customers; provided, however, that:

      (a) they shall not exercise against the Master Issuer any lien, right of set-off or similar claim in respect thereof;

      (b)   they shall not be liable to any person for interest thereon; and

      (c) funds received by the Paying Agents for the payment of any sums due in respect of any Issuer Notes shall be segregated only to the extent required by law.

7.6 Application by Paying Agents: The Paying Agents shall apply (or direct or cause the application of) each amount paid to them under this Clause 7 (Payments to the Paying Agents) in accordance with Clause 8 (Payments to Noteholders) and shall not be obliged to repay any such amount other than as provided herein or unless the claim for the relevant payment becomes void under the Issuer Conditions in which event they shall repay to the Master Issuer such portion of such amount as relates to such payment, by paying the same by credit transfer in the relevant currency to such account with such bank as the Master Issuer has by notice to the Paying Agents specified for the purpose.

7.7 Notification if Funds Not Received on Note Payment Date: Each Paying Agent shall forthwith notify the Master Issuer, the Issuer Cash Manager, the Issuer Security Trustee and the Note Trustee and the other Agents if it has not, by the due date of payment to it specified in Clause 7.2 (Manner and Time of Payment), received unconditionally the full amount required for any payment.

8.    Payments to Noteholders

8.1 Payments in respect of Issuer Notes: Each Paying Agent acting through its Specified Office shall make payments of interest and principal in respect of a Series and Class of Issuer Notes in accordance with the Issuer Conditions and so long as such Issuer Notes are evidenced by a Global Note Certificate, the terms thereof, provided however, that:

      (a) no Paying Agent will make any payment of interest or principal in respect of any Series and Class of Issuer Notes in an amount which is greater than the amount of interest or principal payable in accordance with the Issuer Conditions in respect of such Series and Class of Issuer Notes and notified to the Paying Agents in accordance with Clause 7.4 (Confirmation of Amounts Payable in respect of the Issuer Notes);

      (b) whilst any Series and Class of Issuer Notes continue to be represented by a Global Note Certificate, all payments of principal or interest (as the case may be) due in respect of such Series and Class of Issuer Notes will be payable to, or to the order of the DTC Custodian or its nominee or the Common Depositary or their nominee;

      (c) if any Note Certificate is presented or surrendered for payment to any Paying Agent and such Paying Agent has delivered a replacement therefor or has been notified that the same has been replaced, such Paying Agent shall as soon as is reasonably practicable notify the Master Issuer in writing of such presentation or surrender and shall not make payment against the same until it is so instructed by the Master Issuer and has received the amount to be so paid;

      (d) each Paying Agent shall cancel each Note Certificate against presentation and surrender of which it has made full payment and shall deliver each such Note Certificate so cancelled by it to the Registrar;

      (e) all payments in respect of any Issuer Notes will be distributed without deduction or withholding for any taxes, duties, assessments or other governmental charges of whatever nature except as and then only to the extent required by applicable law, in which case each Paying Agent shall be entitled to make such deduction or withholding from any payment which it makes hereunder. If any such deduction or withholding is required to be made, then neither the Master Issuer nor any other person will be obliged to pay any additional amounts in respect thereof; and

      (f) a Paying Agent shall not be obliged (but shall be entitled) to make payments of principal or interest if it has not received the full amount of any payment due to it under Clause 7 (Payments to the Paying Agents).

8.2 Registrar Notification: The Registrar will notify the Paying Agents and Transfer Agents, not later than five days after each Record Date in respect of a Series and Class of Issuer Notes, of the names of all holders of such Issuer Notes appearing in the Register on such Record Date and the addresses of such holders to whom cheques should be posted and whether any Noteholder has elected to receive payments by transfer to a bank account and, if so, the relevant details of such bank account and the Registrar and the Paying Agents shall make or shall procure that payments of interest and principal in respect of such Issuer Notes will be made in accordance with

      Condition 6 (Payments) either by cheque posted to the address of the Noteholder appearing in the Register on such Record Date or, if the Noteholder has so elected in accordance with the Issuer Conditions, by transfer to an account in the relevant currency; provided that no payment in respect of such Issuer Notes will be made on the final date for redemption or payment, or such earlier date as such Issuer Notes may become repayable or payable, in whole unless the Registrar or the Transfer Agent confirms to the Paying Agents that the relevant Note Certificate has been surrendered to it.

8.3 Partial Payments: If at any time and for any reason a Paying Agent makes a partial payment in respect of any Global Note Certificate or any Individual Note Certificate presented for payment to it, such Paying Agent shall endorse thereon a statement indicating the amount and the date of such payment. In addition, if, on any due date for payment, less than the full amount of any principal or interest is paid in respect of any Series and Class of Issuer Notes, the Registrar will note on the Register a memorandum of the amount and date of any payment then made and, if a Global Note Certificate or Individual Note Certificate is presented for payment in accordance with the Conditions and no payment is then made, the date of presentation of such Global Note Certificate or Individual Note Certificate.

8.4 Appropriation by Paying Agent: If any Paying Agent makes any payment in accordance with Clause 8.1 (Payments in respect of Issuer Notes), it shall be entitled to appropriate for its own account out of the funds received by it under Clause 7.1 (Master Issuer to pay the Paying Agents) an amount equal to the amount so paid by it.

8.5 Reimbursement by Master Issuer: If any Paying Agent makes a payment in respect of any Series and Class of Issuer Notes at any time at which the relevant Paying Agent has not received the full amount of the relevant payment due to it under Clause 7.1 (Master Issuer to pay the Paying Agents) and that Paying Agent is not able out of the funds received by it under Clause 7.1 (Master Issuer to pay the Paying Agents) to reimburse such Paying Agent therefor by appropriation under Clause 8.4 (Appropriation by Paying Agent), the Master Issuer shall from time to time on written demand pay to that Paying Agent for account of such Paying
      Agent:

      (a) the amount so paid out by such Paying Agent and not so reimbursed to it; and

      (b) interest on such amount from the date on which such Paying Agent made such payment until the date of reimbursement of such amount,

      provided, however, that any payment under paragraph (a) above shall satisfy pro tanto the Master Issuer's obligations under Clause 7.1 (Master Issuer to pay the Paying Agents) and provided, further, that interest shall accrue for the purpose of paragraph (b) (as well after as before judgment) on the basis of a year of 365 days and the actual number of days elapsed and at a rate per annum specified by the Paying Agents as reflecting its cost of funds for the time being in relation to the unpaid amount.

8.6 The Registrar shall pay to Citibank N.A. (in this capacity, the "Exchange Agent"), and the Exchange Agent shall receive, all payments made under any Global Note Certificate registered in the name of the DTC Custodian or its nominee (a "DTC Note") which is denominated in a Specified Currency other than U.S. dollars. The Exchange Agent shall, in accordance with normal DTC practice, be advised in writing, on or before the relevant Record Date, by DTC or its nominee:

            (i)   if any beneficial holder (a "Beneficial Holder") of the DTC
                  Note in respect of which payment is due has elected to receive the payment in U.S. dollars and, if so, the amount of the payment (expressed in the Specified Currency in which the relevant DTC Note is denominated) which the Beneficial Holder wishes to receive in U.S. dollars; and

            (ii)  of the payment details for each Beneficial Holder.

8.7 The Exchange Agent shall enter into a contract on behalf of the Master Issuer at or before 11:00 a.m. (New York time) on the second New York Business Day (as defined below) preceding the applicable payment date and will solicit bid quotations from three recognised foreign exchange dealers (which may include the Exchange Agent) for the purchase of U.S. dollars with an amount of the relevant Specified Currency equal to the aggregate amount which DTC has notified the Exchange Agent that Beneficial Holders wish to receive in U.S. dollars. In the event that no notification is received from DTC before the Record Date, the Exchange Agent shall enter into a contract for the purchase of U.S. dollars in respect of the full amount of the payment due in respect of the relevant DTC Note. The settlement date for each purchase shall be the applicable payment date and the Exchange Agent shall enter into a contract for the purchase of the relevant amount of U.S. dollars on the basis of the most favourable bid submitted. The Exchange Agent shall, on the relevant payment day:

            (i) pay all amounts converted into U.S. dollars as stated above to DTC or its nominee for distribution to the relevant Beneficial Holders; and

            (ii) pay all the other amounts due which are denominated otherwise than in U.S. dollars direct to the relevant Beneficial Holders in accordance with the payment instructions received from the DTC Custodian or its nominee.

      For the purpose of this sub-clause, "New York Business Day" means a day (other than a Saturday or a Sunday) on which foreign exchange markets are open for business in New York City that is neither a legal holiday nor a day on which banking institutions are authorised or required by law or regulation to close in the city of New York and (i) with respect to Notes payable in Specified Currency other than euro, in the principal financial centre of the relevant Specified Currency (if other than New York City and which, if the Specified Currency is Australian or New Zealand dollars, shall be Sydney, and Auckland, respectively) and (ii) with respect to Notes payable in euro, a day on which the TARGET System is open.

8.8 In the event that the Exchange Agent is unable to convert the relevant Specified Currency into U.S. dollars, the entire payment will be made in the relevant Specified Currency in accordance with the payment instructions received from DTC following notification by the Exchange Agent to DTC of that fact.

9.    Transfers of Issuer Notes

9.1 Authentication and Delivery of Individual Note Certificates: The Registrar shall authenticate and deliver, or cause the Transfer Agent or other designated agent to authenticate and deliver, any Individual Note Certificate issued upon a transfer in accordance with this Agreement and the Issuer Conditions.

9.2 Maintenance of Register: The Registrar shall maintain the Register at its Specified Office or at such other place as the Note Trustee may approve in writing, in accordance with the Issuer Conditions. The Register shall show the aggregate Principal Amount Outstanding of each Issuer Note, the serial numbers thereof and the respective dates of issue of the related Note Certificate(s) and all subsequent transfers, cancellations and replacements thereof and the names and addresses of the initial holders thereof and the dates of all transfers and changes of ownership thereto and the names and addresses of all subsequent holders of such Note Certificates. The Registrar shall make the Register available to the Master Issuer, the Issuer Cash Manager, the Note Trustee, the other Agents or any person authorised by any of them at all reasonable times during its office hours for their inspection and for the taking of copies thereof or extracts therefrom and the Registrar shall deliver to such persons all such lists of Noteholders, their addresses and holdings as they may request.

9.3 Registration of transfers in the Register: The Registrar shall make available forms of transfer and receive requests for the transfer of any Issuer Notes and shall make the necessary entries in the Register to record all transfers in each case subject to and in accordance with the relevant Issuer Notes, the Issuer Conditions, the Regulations and the Issuer Trust Deed. In particular the Registrar shall, subject to and in accordance with the Issuer Conditions and the Regulations, within such period of time as is set out in the Issuer Conditions after the receipt by it of (or the receipt by it of notification from the Transfer Agent of delivery to it of) the relevant Note Certificates duly endorsed for transfer, authenticate and issue the duly dated and completed new Note Certificate(s) and deliver the new Note Certificate(s) in the name of the transferee at its Specified Office or (at the risk of the transferee) send the new Note Certificate(s) by mail to such address as may be specified in the form of transfer and make all necessary entries on the Register to record such transfer.

9.4 Closed Period: No transfer shall be registered for a period of 15 calendar days immediately preceding any due date for payment of principal or interest in respect of the Issuer Notes or, as the case may be, the due date for redemption, or as the case may be, payment of any of the relevant Issuer Notes.

9.5 Transfer Agent to receive requests for transfers of Issuer Notes: The Transfer Agent shall receive requests for the transfer of any Issuer Notes in accordance with the Issuer Conditions and the Regulations and assist, if required, in the issue of new Note Certificates to give effect to such transfers and, in particular, upon any such request being duly made, shall promptly notify the Registrar of:

      (a) the aggregate principal amount of the Issuer Notes to be transferred;

      (b) the name(s) and addressees to be entered on the Register of the holder(s) of the new Note Certificate(s) to be issued in order to give effect to such transfer; and

      (c) the place and manner of delivery of the new Note Certificate(s) to be delivered in respect of such transfer, and shall forward the Note Certificate(s) relating to such Issuer Note(s) to be transferred (with the relevant form(s) of transfer duly completed) to the Registrar with such notification. The Transfer Agent shall maintain in safe custody all Note Certificates delivered to and held by it hereunder and shall ensure that Issuer Notes are transferred only in accordance with the Issuer Conditions, the Regulations, this Agreement and the Issuer Trust Deed.

9.6 Regulations: In the event that Individual Note Certificates with respect to any Issuer Notes are required to be issued, the Registrar shall (after consultation with the Master Issuer, the Paying Agents, the Transfer Agent and the Note Trustee) promulgate reasonable regulations concerning the carrying out of their respective duties (the "Regulations"), including the carrying out of transfers and exchanges of such Issuer Notes and the forms and evidence to be proved. All such transfers and exchanges will be made subject to the Regulations. The initial Regulations are set out in
      Schedule 2 (Regulations concerning the Transfer, Exchange and Registration of the Issuer Notes) hereto. The Regulations may be changed by the Master Issuer with the prior written approval of the Registrar and the Note Trustee, which approval shall not be unreasonably withheld or delayed. A copy of the current Regulations will be sent by the Registrar to any holder of an Issuer Note who so requests.

10.   Miscellaneous Duties of the Agents

10.1 Maintenance of Records: Each of the Agents shall maintain records of all documents received by it in connection with its duties hereunder and shall make such records available for inspection at all reasonable times by the Master Issuer, the Issuer Cash Manager, the Note Trustee and the other Agents and, in particular, the Registrar shall:

      (a) maintain a full and complete record of all Note Certificates delivered hereunder and of their exchange, redemption, payment, partial payment, cancellation, mutilation, defacement, alleged destruction, theft, loss or, as the case may be, replacement (including all replacement Note Certificates issued in substitution for any lost, stolen, mutilated, defaced or destroyed Note Certificates);

      (b) make such records available for inspection at all reasonable times by the Master Issuer, the Issuer Cash Manager, the Note Trustee and the other Agents; and

      (c) make copies of this Agreement, the Issuer Trust Deed, the Issuer Deed of Charge, the Programme Master Definitions Schedule and the Issuer Master Definitions Schedule available for inspection at its Specified Office at all reasonable times.

10.2 Cancellation: The Transfer Agent, the Paying Agents or the Registrar (as the case may be) shall:

      (a)   procure that all Note Certificates surrendered or delivered to it as
            (i) redeemed in full, (ii) mutilated or defaced, surrendered and replaced pursuant to the Issuer Conditions, or (iii) exchanged, shall forthwith be cancelled on behalf of the Master Issuer;

      (b) shall keep a record of the aggregate principal amount of the Issuer Notes, and the serial numbers of the Note Certificates, which are so cancelled by it; and

      (c) shall notify the other party or parties (i.e. the Paying Agents, the Transfer Agent or the Registrar (as the case may be)) of all action taken pursuant to Clause 10.2(a) and 10.2(b).

10.3 Information from Agents: The Agents shall make available to the other Agents such information as is reasonably required for the maintenance of the records referred to in Clause 10.1 (Maintenance of Records).

10.4 Certifications: Each Paying Agent shall promptly copy to the Master Issuer, any other Paying Agent and the Note Trustee any certifications received by it in accordance with or otherwise in relation to the Issuer Notes.

10.5 Forwarding of Communications: Each Agent shall promptly forward to the Master Issuer and the Note Trustee a copy of any notice or communication addressed to the Master Issuer or the Note Trustee by any Noteholder and which is received by such Agent.

10.6 Safe Custody of Note Certificates: Each of the Registrar and the Transfer Agent shall maintain in safe custody all Note Certificates delivered to it and held by it hereunder.

10.7 Publication and Delivery of Notices: The Registrar shall, upon and in accordance with the instructions of the Master Issuer and the Note Trustee received at least 10 days before the proposed publication date, arrange for the publication and delivery in accordance with the Issuer Conditions of any notice which is to be given to the Noteholders and shall promptly supply two copies thereof to the Note Trustee, the other Agents, the London Stock Exchange or other stock exchange on which the Issuer Notes are then listed, (if any) and any Clearing System.

10.8 Destruction: The Registrar may destroy each Note Certificate which has been cancelled and delivered to it in accordance with the terms of this Agreement, in which case it shall promptly furnish the Master Issuer and the Note Trustee, on request, a certificate as to such destruction, specifying the reason for such destruction and the serial numbers of the relevant Note Certificate.

10.9 Forms of Proxy and Block Voting Instructions: In the event of a Meeting (as defined in Schedule 4 (Provisions for Meetings of Noteholders) to the Issuer Trust Deed) of the Noteholders of the Notes of any Series and/or Class(es), the Registrar shall, at the request of any Noteholder in accordance with the Issuer Trust Deed, make available uncompleted and unexecuted Forms of Proxy and issue Block Voting Instructions in a form and manner which comply with the provisions of the Schedule 4 (Provisions for Meetings of Noteholders) to the Issuer Trust Deed (except that it shall not be required to issue the same less than forty-eight hours before the time for which the Meeting or the poll to which the same relates has been convened or called). The Registrar shall keep a full record of completed and executed Forms of Proxy and Block Voting Instructions issued or received by it and will give to the Master Issuer and the Note Trustee not less than twenty-four hours before the time appointed for any Meeting or adjourned Meeting, full particulars of duly completed Forms of Proxy received by it and of all Block Voting Instructions issued by it in respect of such Meeting or adjourned Meeting.

10.10 Submission of Note Supplement: The Principal Paying Agent shall submit to the relevant authority or authorities such number of copies of each Note Supplement which relates to Issuer Notes which are to be listed as the relevant stock exchange or listing authority or authorities may require;

10.11 Additional Duties of the Registrar: If Individual Note Certificates are required to be delivered pursuant to the terms of any Global Note Certificate and the Issuer Trust Deed, the Registrar shall:

      (a) five Business Days prior to each Note Payment Date for a Series and Class of Notes notify the Master Issuer, the Issuer Cash Manager and the other Agents of the aggregate Principal Amount Outstanding of such Issuer Notes;

      (b) receive any document relating to or affecting the title to any Individual Note Certificates including all forms of transfer, forms of exchange, probates, letters of administration and powers of attorney and maintain proper records of the details of all documents received;

      (c) prepare all such lists of the holders of the Individual Note Certificates as may be required by the Master Issuer, the Issuer Cash Manager, the Paying Agents or the Note Trustee or any person authorised by any of them;

      (d) comply with the proper and reasonable requests of the Master Issuer with respect to the maintenance of the Register and provide the Paying Agents with such information relating to the Individual Note Certificates as they may reasonably require for the proper performance of their duties; and

      (e) carry out such other acts as may reasonably be necessary to give effect to the Issuer Conditions, this Agreement and the Regulations. In carrying out its functions the Registrar shall act in accordance with the terms of this Agreement, the Regulations, the Issuer Conditions and the Issuer Trust Deed.

      No transfer from a holder of an Individual Note Certificate in respect of a Series and Class of Issuer Notes shall be registered for a period of 15 days immediately preceding a Note Payment Date for such Issuer Notes.

10.12 Additional Duties of the Transfer Agent: Subject as provided in and in accordance with the Issuer Conditions, the Regulations and this Agreement or if otherwise requested by the Master Issuer, the Transfer Agent shall:

      (a) on behalf of the Registrar, authenticate Note Certificates in accordance with this Agreement upon any transfer of interests in a Global Note Certificate, Individual Note Certificate or otherwise upon any transfer of any Issuer Notes;

      (b) on behalf of the Registrar, make available forms of transfer, Forms of Proxy and any certificates as to beneficial ownership in respect of the Issuer Notes, receive requests for the transfer of Note Certificates, forms of transfer, Forms of Proxy, certificates and other evidence, inform the Registrar of the name and address of the holder of each such Note Certificate, the serial numbers of any Note Certificates, the name and address of the relevant person to be inserted in the Register, forward each such document to the Registrar and, upon being informed by the Registrar that the appropriate entries have been made in the Register and all formalities complied with, forthwith upon request by the Registrar issue new Note Certificates on behalf of the Registrar representing the relevant new Note Certificates to be transferred;

      (c) keep the Registrar informed of all transfers and exchanges and give to the Paying Agents and the Registrar such further information with regard to its activities hereunder as may reasonably be required by them for the proper carrying out of their respective duties; and

      (d) carry out such other acts as may be necessary to give effect to the Issuer Conditions, this Agreement and the Regulations.

11.   Agents to act for Note Trustee

11.1 Actions of Agents after Notice by Note Trustee of a Potential Note Event of Default or a Note Event of Default: At any time after a Potential Note Event of Default or a Note Event of Default in respect of the Issuer Notes or any of them shall have occurred (which shall not have been waived by the Note Trustee or remedied to its satisfaction) or the Issuer Notes shall otherwise have become due and repayable or Individual Note Certificates have not been issued when so required in accordance with the Issuer Trust Deed and the Global Note Certificates, the Principal Paying Agent, the US Paying Agent, the Paying Agents, the Agent Bank, the Transfer Agent and the Registrar shall, if so required by notice in writing given by the Note Trustee to the Master Issuer and the Agents (or such of them as are specified in such notice):

      (a) act thereafter, and until otherwise instructed by the Note Trustee, as the Agents of the Note Trustee on the terms provided herein mutatis mutandis (save that the Note Trustee's liability under any provision herein contained for the remuneration, indemnification and payment of out-of pocket expenses of such Agents shall be limited to the amount for the time being held by the Note Trustee on the trusts of the Issuer Trust Deed relating to the Issuer Notes which is available to be applied by the Note Trustee for such purpose) and thereafter hold all Note Certificates and all sums, documents and records held by them in their respective capacities in respect of any Issuer Notes on behalf of the Note Trustee; and/or

      (b) deliver up all Note Certificates and all sums, documents and records held by them in respect of any Issuer Notes to the Note Trustee or as the Note Trustee shall direct in such notice, provided that such notice shall be deemed not to apply to any document or record which any Agent is obliged not to release by any applicable law or regulation.

11.2 Withdrawal of Notice: The Note Trustee may, at any time if a Potential Note Event of Default or a Note Event of Default is remedied to the reasonable satisfaction of the Note Trustee during any applicable grace period, by notice in writing to the Master Issuer and the relevant Agents, withdraw any notice given by the Note Trustee pursuant to Clause 11.1 (Actions of Agents after Notice by Note Trustee of a Potential Note of Default or a Note Event of Default) whereupon such Agents shall act as agents of the Master Issuer in accordance with the terms hereof. The withdrawal of any notice given by the Note Trustee pursuant to Clause 11.1 (Actions of Agents after Notice by Note Trustee of a Potential Note of Default or a Note Event of Default) shall not preclude the Note Trustee from issuing any other or further notices pursuant to that Clause on any subsequent occasion and at any time after the occurrence of a Potential Note Event of Default or a Note Event of Default and no notice given by the Note Trustee pursuant to Clause 11.1 (Actions of Agents after Notice by Note Trustee of a Potential Note Event of Default or a Note Event of Default) shall be withdrawn except at the absolute discretion of the Note Trustee.

12.   Fees and Expenses

12.1 Fees: The Master Issuer shall pay to each Agent, during the period when any of the Issuer Notes remains outstanding, such fees as have been agreed in writing between the Master Issuer and each Agent in respect of the respective services of each Agent hereunder (together with any amounts in respect of value added tax (against production of a valid tax invoice)). If any agent shall cease to be an Agent hereunder, it shall repay to the Master Issuer, the unearned portion, calculated on a pro rata basis of the said fees.

12.2 Front-end Expenses: The Master Issuer shall after receipt of an account of such expenses reimburse each Agent for all reasonable out-of-pocket expenses incurred by it in the negotiation, preparation and execution of this Agreement and for all reasonable expenses (including, without limitation, reasonable legal fees and any communication, courier, postage and other out-of-pocket expenses) properly incurred in connection with its services hereunder (together with any amounts in respect of value added tax (against production of a valid tax invoice)) provided that such expenses shall not have been incurred as a result of the Agent's negligence, wilful misconduct or bad faith, other than such costs and expenses as are separately agreed to be reimbursed out of the fees payable under Clause 12.1 (Fees).

12.3 Taxes and Expenses Occasioned by Default: The Master Issuer shall pay all stamp, registration and other similar taxes, duties and governmental levies of whatsoever nature (including any interest and penalties thereon or in connection therewith) which are payable upon or in connection with the execution and delivery of this Agreement.

12.4 Payment: All amounts to be paid by the Master Issuer to any Agent under this Clause 12 (Fees and Expenses) shall only be payable on 20th Monthly Payment Date in each applicable Monthly Payment Period and in accordance with and subject to the Issuer Priority of Payments which is applicable to the Master Issuer at the time of payment.

13.   Terms of Appointment

13.1  Rights and Powers of the Paying Agents:

      (a) The Paying Agents shall (except as ordered by a court of competent jurisdiction or as required by law) in connection with their services hereunder (whether or not the relevant Issuer Note shall be overdue and notwithstanding any notice to the contrary or writing shown thereon or any notice of previous loss or theft or of trust or other interest therein (other than a duly executed form of transfer)) be entitled to treat the registered holder of any Issuer Note as the absolute owner of such Issuer Note for all purposes and (save as expressly provided hereunder) make payments thereon.

      (b)   Each Agent may in connection with its services hereunder:

            (i) rely upon the terms of any notice, communication or other document reasonably believed by it to be genuine;

            (ii) engage and pay for the advice or services of any lawyers or other experts (being an appointee who shall have been previously approved in writing by the Note Trustee) whose advice or services it considers necessary and rely upon any written advice so obtained (and such Agent shall be protected and shall incur no liability as against the Master Issuer in respect of any action taken, or suffered to be taken in good faith, in accordance with such advice except to the extent that such liability arises out of any breach of contract, bad faith, misconduct or negligence on the part of such Agent);

            (iii) assume that the terms of each Global Note Certificate and
                  Individual Note Certificate as issued are correct;

            (iv) refer any question relating to the ownership of any Note Certificate, or the adequacy or sufficiency of any evidence supplied in connection with the replacement, transfer or exchange of any Note Certificate to the Master Issuer for determination by the Master Issuer and in good faith conclusively rely upon any determination so made; and

            (v) whenever in the administration of this Agreement it shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, in the absence of bad faith or negligence or wilful misconduct on its part, accept a certificate signed by any person duly authorised on behalf of the Master Issuer as to any fact or matter prima facie within the knowledge of the Master Issuer as sufficient evidence thereof.

13.2 Provision of Specimen Signatures: The Master Issuer will supply the Paying Agents, the Transfer Agent and the Registrar with the names and specimen signatures of its Authorised Signatories.

13.3 Extent of Duties: Each Agent shall only be obliged to perform the duties set out herein and such other duties as are necessarily incidental thereto. No Agent shall (i) be under any fiduciary duty towards or have any relationship of agency or trust for or with any person other than the Master Issuer and (to the extent expressly provided herein only) the Note Trustee (ii) be responsible for or liable in respect of the authorisation, validity or legality or enforceability of any Issuer Note or any Note Certificate (other than in respect of the authentication of Note Certificates by it in accordance with this Agreement) or any act or omission of any other person including, without limitation, any other Agent (except to the extent that such liability arises out of any breach of contract, bad faith, misconduct or negligence on the part of any such Agent), (iii) be under any obligation towards any person other than the Master Issuer, the other Agents and the Note Trustee or (iv) assume any relationship of agency or trust for or with any Noteholder except that funds received by the Paying Agents for the payment of any sums due in respect of any Issuer Notes shall be held by them on trust for the relevant Noteholders to the extent required by the Trust Indenture Act until the expiration of the relevant prescription period under the Issuer Trust Deed.

13.4 Freedom to Transact: Each Agent may purchase, hold and dispose of beneficial interests in an Issuer Note and may enter into any transaction (including, without limitation, any depository, trust or agency transaction) with the Master Issuer or any holders or owners of any Issuer Notes or with any other party hereto in the same manner as if it had not been appointed as the agent of the Master Issuer or the Note Trustee in relation to the Issuer Notes.

13.5 Indemnity in favour of the Agents: The Master Issuer agrees to indemnify each Agent for, and to hold such Agent harmless against, any loss, liability or expense incurred by it arising out of, or in connection with, its acting as agent of the Master Issuer or the Note Trustee in relation to the Issuer Notes provided that such loss, liability and/or expense has not arisen as a result of its own fraud, negligence, wilful misconduct or breach of contract. No termination of this Agreement shall affect the obligations created by this Clause 13.5 (Indemnity in favour of the Agents).

13.6 Indemnity in favour of the Master Issuer: Each Agent shall severally indemnify the Master Issuer and, for the purposes of Clause 11 (Agents to act for Note Trustee), the Note Trustee, against any loss, liability, reasonable costs and expenses including any claim, action or demand which the Master Issuer or Note Trustee may incur or which may be made against it as a result of the breach by such Agent of the terms of this Agreement or its negligence, breach of contract, bad faith or wilful misconduct or that of its officers or employees including any failure to obtain and maintain in existence any consent, authorisation, permission or licence required by it for the assumption, exercise and performance of its powers and duties hereunder. No termination of this Agreement shall affect the obligations created by this Clause 13.6 (Indemnity in favour of the Master Issuer).

14.   No Liability for Consequential Loss

      No Agent shall in any event be liable to the Master Issuer or to any other party to the Issuer Transaction Documents for any special, indirect, punitive or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), whether or not foreseeable and in each case however caused or arising.

15.   Termination of Appointment

15.1 Resignation: Subject to Clause 15.8 (Limitations on Resignation and Revocation), each Paying Agent in respect of any or all Series and Classes of Issuer Notes or the Agent Bank, the Registrar or the Transfer Agent may resign its appointment upon not less than 60 days' written notice to the Master Issuer, the Issuer Cash Manager and the Note Trustee to that effect, provided, however, that:

      (a) if such resignation would otherwise take effect less than 30 days before or after the maturity date or other date for redemption of any Issuer Notes or any Note Payment Date in relation to any Issuer Notes, it shall not take effect until the thirtieth day following such date; and

      (b) in the case of the Registrar, the only remaining Paying Agent with its Specified Office in the United Kingdom, the Agent Bank or the only remaining Paying Agent with its Specified Office outside the United Kingdom, such resignation shall not take effect until a successor has been duly appointed in accordance with Clause 15.4 (Additional and Successor Agents) and notice of such appointment has been given to the Noteholders.

15.2 Revocation: Subject to Clause 15.7 (Maintenance of a Paying Agent in the European Union) and Clause 15.8 (Limitations on Resignation and Revocation), the Master Issuer may at any time with the prior written consent of the Note Trustee revoke its appointment of any Agent as its agent in relation to the Issuer Notes by not less than 60 days' written notice to the Note Trustee and such Agent whose appointment is to be revoked, which notice shall expire not less than 30 days before a Note Payment Date, provided, however, that in the case of the Registrar, the Principal Paying Agent, the Agent Bank or the only remaining Paying Agent with its Specified Office outside the United Kingdom, such resignation shall not take effect until a successor has been duly appointed consistently with Clause 15.4 (Additional and Successor Agents) and notice of such appointment has been given to the Noteholders.

15.3 Automatic Termination: The appointment of any Agent shall terminate forthwith if at any time:

      (a)   such Agent becomes incapable of acting;

      (b) a secured party takes possession, or a receiver, manager or other similar officer is appointed, of the whole or any part of the undertaking, assets and revenues of such Agent;

      (c) such Agent admits in writing its insolvency or inability to pay its debts as they fall due or suspends payments of its debts;

      (d) an administrator or liquidator of such Agent or the whole or any part of the undertaking, assets and revenues of such Agent is appointed (or application for any such appointment is made);

      (e) such Agent takes any action for a readjustment or deferment of any of its obligations or makes a general assignment or an arrangement or composition with or for the benefit of its creditors or declares a moratorium in respect of any of its indebtedness;

      (f) an order is made or an effective resolution is passed for the winding up of such Agent; or

      (g) any event occurs which has an analogous effect to any of the foregoing in relation to such Agent.

      On the occurrence of any of the above, the relevant Agent shall forthwith notify the Master Issuer, the Issuer Cash Manager, the Note Trustee and the Paying Agents. If the appointment of the Registrar or the only remaining Paying Agent with a Specified Office in the United Kingdom, the Agent Bank or the only remaining Paying Agent with its Specified Office outside of the United Kingdom is terminated in accordance with the preceding sentence, the Master Issuer shall forthwith appoint a successor in accordance with Clause 15.4 (Additional and Successor Agents).

15.4 Additional and Successor Agents: The Master Issuer may with the prior written approval of the Note Trustee appoint a successor principal paying agent, US paying agent, agent bank or registrar and additional or successor transfer agents or paying agents and shall forthwith give notice of any such appointment to the continuing Agents, the Noteholders, the Issuer Cash Manager and the Note Trustee, whereupon the successor or additional agents shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement.

15.5 Agent may appoint Successor: If any Agent gives notice of its resignation in accordance with Clause 15.1 (Resignation) and by the tenth day before the expiration of such notice a successor agent has not been duly appointed in accordance with Clause 15.4 (Additional and Successor Agents), such Agent may itself, following such consultation with the Master Issuer as is practicable in the circumstances and with the prior written approval of the Note Trustee and the Master Issuer (provided such failure to appoint was not due to default by the Master Issuer), appoint as its successor agent any reputable and experienced bank or financial institution and give notice of such appointment to the Master Issuer, the Note Trustee, the Issuer Cash Manager, the remaining Agents and the Noteholders.

15.6 Rights of Successor Agent: Upon the execution by the Master Issuer and any successor agent of an instrument effecting the appointment of a successor agent, such successor agent shall, without any further act, deed or conveyance, become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of its predecessor with like effect as if originally named as the relevant agent herein and such predecessor, upon payment to it of the pro rata proportion of its administration fee and disbursements then unpaid (if any), shall thereupon become obliged to transfer, deliver and pay over, and such successor agent shall be entitled to receive, all monies, records and documents (including any Note Certificates of the relevant class or classes of Issuer Notes, if any) held by such predecessor hereunder.

15.7 Maintenance of a Paying Agent in the European Union: The Master Issuer undertakes that, if the European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of 26-27 November

      2000 is brought into force, it will ensure that it maintains a paying agent in an EU Member State that will not be obliged to withhold or deduct tax pursuant to such Directive.

15.8 Limitations on Resignation and Revocation: Notwithstanding Clause 15.1 (Resignation) and Clause 15.2 (Revocation):

      (a) if at any time there should be only one Paying Agent, no resignation by or termination of the appointment of the Paying Agent shall take effect until a successor paying agent in respect of the affected Series and Class or Classes of Issuer Notes approved in writing by the Note Trustee has been appointed on terms previously approved in writing by the Note Trustee;

      (b) no resignation by or termination of the appointment of any Paying Agent shall take effect if as a result of such resignation or termination there would cease to be a Paying Agent in respect of the affected Series and Class or Classes of Issuer Notes having a Specified Office in London or New York (as the case may be);

      (c) no appointment or termination of the appointment of a Paying Agent shall take effect unless and until notice thereof shall have been given to the relevant Noteholders in accordance with the Issuer Conditions;

      (d) no resignation by or revocation of the appointment of the Agent Bank shall take effect until a new Agent Bank having its Specified Office in London has been appointed;

      (e) no resignation by or termination of the appointment of the Registrar shall take effect until a new Registrar having its Specified Office in London has been appointed; and

      (f) the appointment of any additional Paying Agent shall be mutatis mutandis on the terms and subject to the conditions of this Agreement and each of the parties hereto shall co-operate fully to do all such further acts and things and execute any further documents as may be necessary or desirable to give effect to the appointment of such Paying Agent.

15.9 Effect of Resignation, Revocation and Termination: Upon any resignation or revocation taking effect under Clause 15.1 (Resignation) or Clause 15.2 (Revocation) or any termination under Clause 15.3 (Automatic Termination), the relevant Agent shall:

      (a) without prejudice to any accrued liabilities and obligations, be released and discharged from any further obligations under this Agreement (save that it shall remain entitled to the benefit of, and subject to, Clauses 12 (Fees and Expenses), Clause 13 (Terms of Appointment) and Clause 15 (Termination of Appointment));

      (b) repay to the Master Issuer such part of any fee paid to it in accordance with Clause 12.1 (Fees) as shall relate to any period thereafter;

      (c) deliver to the Master Issuer and to its successor agent a copy, certified as true and up-to-date by an officer of such Agent of the records maintained by it pursuant to this Agreement;

      (d) forthwith transfer all monies and papers (including any unissued Note Certificates held by it hereunder) to its successor in that capacity and provide reasonable assistance to its successor for the discharge by it of its duties and responsibilities hereunder; and

      (e) in the case of any Paying Agent, pay to the successor paying agent any amount held by it for payment of principal or interest in respect of the relevant Issuer Notes.

15.10 Change of Specified Office: If any Agent shall determine to change its Specified Office (which, in the case of each Paying Agent, may only be effected within the same city where each Paying Agent currently has its Specified Office), it shall give to the Master Issuer and the Note Trustee written notice of such determination giving the address of the new Specified Office and stating the date on which such change is to take effect, which date shall not be less than 30 days after the date of such notice, provided that no such notice shall take effect within the period of 30 days before or after any Note Payment Date. The Master Issuer shall, within 40 days of receipt of such notice (unless the appointment is pursuant to a revocation or termination under Clause 15.2 (Revocation) or Clause 15.3 (Automatic Termination) above on or prior to the date of such change), give to the Noteholders notice of such change as approved by the Note Trustee and of the address of the Specified Office in accordance with the Issuer Conditions but the costs of giving such notice shall be borne by such Agent changing its office and not by the Master Issuer.

15.11 Merger: Any legal entity into which any Agent is merged or converted or any legal entity resulting from any merger or conversion to which such Agent is a party shall, to the extent permitted by applicable law, be the successor to such Agent without any further formality, whereupon the Master Issuer, the Note Trustee, the other Agents and such successor shall acquire and become subject to the same rights and obligations between themselves as if they had entered into an agreement in the form mutatis mutandis of this Agreement. Written notice of any such merger or conversion shall forthwith be given by such successor to the Master Issuer, the Note Trustee and the other Agents.

16.   Non-Petition and Limited Recourse

16.1 Limited Recourse: Each party hereto agrees that notwithstanding any other provisions hereof, all payments to be made by the Master Issuer under this Agreement will be payable only from, and to the extent of, the sums paid to, or net proceeds recovered by or on behalf of, the Master Issuer or the Issuer Security Trustee in respect of the Issuer Charged Property less any amount which is required to be paid to any other person in priority to or in the same priority as the relevant party hereto subject to and in accordance with the Issuer Priority of Payments and there will be no other assets of the Master Issuer available for any further payments and following the realisation of the Issuer Charged Property and the distribution of the proceeds thereof in accordance with the Issuer Deed of Charge none of the parties hereto shall be entitled to take any further steps against the Master Issuer to recover any sums due hereunder but still unpaid and all outstanding claims in respect of such sums due but still unpaid shall be extinguished. The parties hereto look solely to such sums and proceeds and the rights of the Master Issuer in respect of the Issuer Charged Property (net as aforesaid) for payments to be made by the Master Issuer. The obligations of the Master Issuer to make such payments hereunder will be limited to such sums and the proceeds of realisation of the Issuer Charged Property (net as aforesaid) and the parties hereto will have no further recourse in respect thereof.

16.2 Non-Petition: Each of the Agents hereby covenants and agrees with the Master Issuer, the Issuer Security Trustee and the Note Trustee that:

      (a) only the Issuer Security Trustee may enforce the security created in favour of the Issuer Security Trustee by the Issuer Deed of Charge in accordance with its provisions; and

      (b) save as provided in the Issuer Deed of Charge, it shall not take any steps for the purpose of recovering any sums due under this Agreement or enforcing any rights arising out of this Agreement or institute against the Master Issuer or join any other person in instituting against Master the Issuer any winding-up, administration, reorganisation, liquidation, bankruptcy, insolvency or other proceedings of the Master Issuer for so long as the Issuer Notes are outstanding and until two years and one day has elapsed after all amounts outstanding under the Issuer Secured Obligations have been paid in full.

16.3 Payment to Issuer Security Trustee: Each of the Agents hereby undertakes with the Issuer Security Trustee, the Note Trustee and the Master Issuer that if, whether in the liquidation of the Master Issuer or otherwise any payment is made to or amount recovered by any Agent otherwise than in accordance with the Issuer Deed of Charge, the amount so paid or recovered shall be paid by such Agent to the Issuer Security Trustee.

17.   Notices

      Any notices or other communication or document to be given or delivered pursuant to this Agreement to any of the parties hereto shall be sufficiently served if sent by prepaid first class post, by hand or by facsimile transmission and shall be deemed to be given (in the case of facsimile transmission) when despatched or (where delivered by hand) on the day of delivery if delivered before 17.00 hours on a business day in the place of the addressee or otherwise on the next business day in the place of the addressee if delivered thereafter or (in the case of first class post) when it would be received in the ordinary course of the post and shall be sent:

      (a) in the case of the Master Issuer, to Granite Master Issuer plc, c/o Fifth Floor, 100 Wood Street, London EC2V 7EX (facsimile number 020 7606 0643) for the attention of: the Company Secretary with a copy to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

      (b) in the case of the Note Trustee or the Issuer Security Trustee, to The Bank of New York (London Branch) at 40th Floor, One Canada Square, London E14

      5AL (facsimile number 020 7964 4637) for the attention of the Trustee Administration Manager;

      (c) in the case of the Issuer Cash Manager, to Northern Rock plc, Northern Rock House, Gosforth, Newcastle upon Tyne NE3 4PL (facsimile number 0191 213 2203) for the attention of the Group Secretary;

      (d) in the case of any Agent, to it at the address or fax number specified against its name in Schedule 1 (Specified Offices of the Agents) hereto (or in the case of an Agent not originally a party hereto, specified by notice to the parties hereto at the time of its appointment) for the attention of the person or department specified therein, or to such other address or facsimile number or for the attention of such other person or entity as may from time to time be notified by any party to the others by fifteen days prior written notice in accordance with the provisions of this Clause 17 (Notices).

18.   Third Party Rights

      A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999, but this shall not affect any right or remedy of a third party which exists or is available apart from that Act.

19.   Time of the Essence

      Any date or period specified in this Agreement may be postponed or extended by mutual agreement among the parties, but as regards any date or period originally fixed or so postponed or extended, time shall be of the essence.

20.   Variation and Waiver

      No variation or waiver of this Agreement shall be effective unless it is in writing and signed by a duly authorised signatory of each party. No single or partial exercise of, or failure or delay in exercising, any right under this Agreement shall constitute a waiver or preclude any other or further exercise of that or any other right.

21.   Execution in Counterparts; Severability

21.1 Counterparts: This Agreement may be executed in any number of counterparts (manually or by facsimile) and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.

21.2 Severability: Where any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations under this Agreement, or of such provision or obligation in any other jurisdiction, shall not be affected or impaired thereby.

22.   Governing Law and Jurisdiction; Process Agent; Appropriate Forum

22.1 Governing Law: This Agreement is governed by, and shall be construed in accordance with, English law.

22.2 Jurisdiction: The parties hereto irrevocably agree for the benefit of the Master Issuer and the Note Trustee that the courts of England are to have jurisdiction to settle any suit, action or proceeding, and to settle any disputes which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submit to the jurisdiction of such courts.

22.3 Process Agent: The US Paying Agent irrevocably and unconditionally appoints the Principal Paying Agent at its registered office for the time being as its agent for service of process in England in respect of any proceedings in respect of this Agreement and undertakes that in the event of the Principal Paying Agent ceasing so to act it will appoint another person with a registered office in London as its agent for service of process.

22.4 Appropriate Forum: Each of the parties hereto irrevocably waives any objection which it might now or hereafter have to the courts of England being nominated as the forum to hear and determine any Proceedings and to settle any disputes, and agrees not to claim that any such court is not a convenient or appropriate forum.

23.   Exclusion of Liability

      The Note Trustee is a party to this Agreement only to receive the benefit of the provisions in this Agreement and has no liability under this Agreement.

AS WITNESS the hands of the duly authorised representatives of the parties hereto the day and year first before written.

                                   SCHEDULE 1

                         SPECIFIED OFFICES OF THE AGENTS

The Principal Paying Agent

Citibank, N.A.
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB


The US Paying Agent

Citibank, N.A.
Agency and Trust
14th Floor, 388 Greenwich Street
New York N.Y. 10013
U.S.A.


The Agent Bank

Citibank, N.A.
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB


The Registrar

Citibank, N.A.
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB


The Transfer Agent

Citibank, N.A.
Citigroup Centre
Canada Square
Canary Wharf
London E14 5LB

                                   SCHEDULE 2

                REGULATIONS CONCERNING THE TRANSFER, EXCHANGE AND
                        REGISTRATION OF THE ISSUER NOTES

1. The Issuer Notes are in their respective Authorised Denominations or in such other denominations as the Note Trustee shall determine and notify to the relevant Noteholders. Each Issuer Note shall be held in the applicable Authorised Holding.

2. Subject to paragraphs 4, 6 and 11 below, an Issuer Note may be transferred by execution of the relevant form of transfer under the hand of the transferor or, where the transferor is a corporation, under its common seal or under the hand of two of its officers duly authorised in writing. Where the form of transfer is executed by an attorney or, in the case of a corporation, under seal or under the hand of two of its officers duly authorised in writing, a copy of the relevant power of attorney certified by a financial institution in good standing or a notary public or in such other manner as the Registrar may require or, as the case may be, copies certified in the manner aforesaid of the documents authorising such officers to sign and witness the affixing of the seal must be delivered with the form of transfer. In this Schedule, "transferor" shall, where the context permits or requires, include joint transferors and shall be construed accordingly.

3. The Note Certificate issued in respect of an Issuer Note to be transferred or exchanged must be surrendered for registration, together with a duly completed and executed form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) at the Specified Office of the Registrar or the Transfer Agent, together with such evidence as the Registrar or (as the case may be) the Transfer Agent may reasonably require to prove the title of the transferor and the authority of the persons who have executed the form of transfer. The signature of the person effecting a transfer or exchange of an Issuer Note shall conform to any list of duly authorised specimen signatures supplied by the holder of such Issuer Note or be certified by a financial institution in good standing, notary public or in such other manner as the Registrar or the Transfer Agent may require.

4. No Noteholder may require the transfer of an Issuer Note to be registered during the period of 15 calendar days ending on a Note Payment Date in respect of such Issuer Note.

5. No Noteholder which has executed a Form of Proxy in relation to any Meeting may require the transfer of an Issuer Note covered by such Form of Proxy to be registered until the earlier of the conclusion of the Meeting and its adjournment for want of quorum.

6. The executors or administrator of a deceased holder of an Issuer Note (not being one of several joint holders) and, in the case of the death of one or more of several joint holders, the survivor or survivors of such joint holders, shall be the only persons recognised by the Master Issuer as having any title to such Issuer Note.

7. Any person becoming entitled to any Issuer Notes in consequence of the death or bankruptcy of the holder of such Issuer Notes may, upon producing such evidence that he holds the position in respect of which he proposes to act under this paragraph or of his title as the Registrar or the Transfer Agent shall require (including legal opinions), become registered himself as the holder of such Issuer Notes or, subject to the provisions of these Regulations, the Issuer Notes and the relevant Issuer Conditions as to transfer, may transfer such Issuer Notes. The Master Issuer, the Transfer Agent and the Registrar shall be at liberty to retain any amount payable upon the Issuer Notes to which any person is so entitled until such person shall be registered as aforesaid or shall duly transfer such Issuer Notes.

8. Unless otherwise required by him and agreed by the Master Issuer and the Registrar, the holder of any Issuer Notes shall be entitled to receive only one Note Certificate in respect of his holding.

9. The joint holders of any Issuer Note shall be entitled to one Note Certificate only in respect of their joint holding which shall, except where they otherwise direct, be delivered to the joint holder whose name appears first in the Register in respect of the joint holding.

10. Where there is more than one transferee (to hold other than as joint holders), separate forms of transfer (obtainable from the specified office of the Registrar or the Transfer Agent) must be completed in respect of each new holding.

11. A holder of Issuer Notes may transfer all or part of his holding provided that both the principal amount of Issuer Notes transferred and the principal amount of the balance transferred are in an amount equal to an Authorised Denomination. Where a holder of Issuer Notes has transferred part only of his holding comprised therein, there shall be delivered to him a new Note Certificate in respect of the balance of such holding.

12. The Master Issuer, the Transfer Agent and the Registrar shall, save in the case of the issue of replacement Issuer Notes pursuant to the Issuer Conditions, make no charge to the holders for the registration of any holding of Issuer Notes or any transfer thereof or for the issue of any Issuer Notes or for the delivery thereof at the Specified Office of the Transfer Agent or the Registrar or by uninsured post to the address specified by the holder, but such registration, transfer, issue or delivery shall be effected against such indemnity from the holder or the transferee thereof as the Registrar or the Transfer Agent may require in respect of any tax or other duty of whatever nature which may be levied or imposed in connection with such registration, transfer, issue or delivery.

13. Provided a transfer of an Issuer Note is duly made in accordance with all applicable requirements and restrictions upon transfer and the Note Certificate(s) issued in relation to such Issuer Note transferred are presented to the Transfer Agent and/or the Registrar in accordance with the Issuer Paying Agency and Agent Bank Agreement and these Regulations and subject to unforeseen circumstances beyond the control of the Transfer Agent or the Registrar arising, the Transfer Agent and the Registrar will, within five business days of the request for transfer being duly made, deliver at its Specified Office or despatch to the transferee by uninsured post (at the request and risk of the transferee) to such address as the transferee entitled to the Issuer Notes in relation to which such Note Certificate is issued may have specified, a Note Certificate in respect of which entries have been made in the Register, all formalities complied with and the name of the transferee completed on the Note Certificate by or on behalf of the Registrar; and, for the purposes of this paragraph, "business day" means a day (other than a Saturday or a Sunday) on which commercial banks are open for business (including dealings in foreign currencies) in the cities in which the Registrar and the Transfer Agent have their respective Specified Office.

14.   No transfer may be effected unless:

      (a) such Issuer Note is transferred in a transaction that does not require registration under the Securities Act and is not in violation of the United States Investment Company Act of 1940;

      (b) such transfer is effected in accordance with the provision of any restrictions on transfer specified in the legends (if any) set forth on the face of the Note Certificate issued in relation to such Issuer Note;

      (c) the transferee delivers to the Registrar or the Transfer Agent a form of transfer (including any certification as to compliance with restrictions on transfer included in such form of transfer) endorsed on the Note Certificate issued in relation to such Issuer Note; and

      (d) if the Master Issuer so requests, the Transfer Agent and the Registrar receive an opinion of counsel satisfactory to all of them.

15. Except for in connection with the issue of replacement Note Certificates pursuant to Clause 6 (Replacement Note Certificates) hereof, no charge shall be made to the Noteholders in connection with, inter alia,

      (a)   the registration of any holding of Issuer Notes; or

      (b) the transfer of Issuer Notes subject to any registration, transfer, issue or delivery which may be effected against an indemnity from the Noteholder or transferee as any relevant Paying Agent or, as the case may be, the Transfer Agent may require in respect of any tax or other duty levied or imposed in connection with such registration, transfer, issue or delivery.

16. If Issuer Notes are issued upon the transfer, exchange or replacement of Note Certificates not bearing the Regulation S Legend (as defined below), the Note Certificates so issued shall not bear the Regulation S Legend. If Note Certificates are issued upon the transfer, exchange or replacement of Note Certificates bearing the Regulation S Legend, the Note Certificates so issued shall bear the Regulation S Legend. Each Note Certificate issued in exchange therefor shall bear a legend (the "Regulation S Legend") in substantially the following form:

      "THIS ISSUER NOTE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR THE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES AND, AS A MATTER OF U.S. LAW, PRIOR TO THE DATE THAT IS 40 DAYS AFTER THE LATER OF THE CLOSING DATE AND THE COMMENCEMENT OF THE OFFERING OF THE ISSUER NOTES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED IN THE UNITED STATES OR TO A U.S. PERSON (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT PURSUANT TO AN EXEMPTION

      FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES."

                                   SCHEDULE 3
                      FORM OF CALCULATION AGENCY AGREEMENT




                                    Dated [o]



                            GRANITE MASTER ISSUER PLC
                                as Master Issuer

                              THE BANK OF NEW YORK
                                 as Note Trustee

                                       and

                                       [o]
                              as Calculation Agent





--------------------------------------------------------------------------------

                          CALCULATION AGENCY AGREEMENT

--------------------------------------------------------------------------------





                                  SIDLEY AUSTIN
                                 ------------|
                                      SIDLEY |

                                                    CONTENTS

1.       Definitions and Interpretation......................................................................1

2.       Appointment of the Agents...........................................................................2

3.       The Issuer Notes; Authentication....................................................................2

4.       Duties of Agents....................................................................................4

5.       Exchanges of Global Note Certificates and Delivery of Individual Note Certificates..................7

6.       Replacement Note Certificates.......................................................................8

7.       Payments to the Paying Agents.......................................................................9

8.       Payments to Noteholders............................................................................10

9.       Transfers of Issuer Notes..........................................................................13

10.      Miscellaneous Duties of the Agents.................................................................15

11.      Agents to act for Note Trustee.....................................................................18

12.      Fees and Expenses..................................................................................19

13.      Terms of Appointment...............................................................................20

14.      No Liability for Consequential Loss................................................................21

15.      Termination of Appointment.........................................................................22

16.      Non-Petition and Limited Recourse..................................................................25

17.      Notices............................................................................................26

18.      Third Party Rights.................................................................................27

19.      Time of the Essence................................................................................27

20.      Variation and Waiver...............................................................................27

21.      Execution in Counterparts; Severability............................................................27

22.      Governing Law and Jurisdiction; Process Agent; Appropriate Forum...................................28

23.      Exclusion of Liability.............................................................................28

SCHEDULE 1 SPECIFIED OFFICES OF THE AGENTS..................................................................29

SCHEDULE 2 REGULATIONS CONCERNING THE TRANSFER, EXCHANGE AND REGISTRATION OF THE ISSUER NOTES...............30

SCHEDULE 3 FORM OF CALCULATION AGENCY AGREEMENT.............................................................34

THIS AGREEMENT is dated [o]

BETWEEN:

(1) GRANITE MASTER ISSUER PLC (registered number 5250668), a public limited company incorporated under the laws of England and Wales whose registered office is at Fifth Floor, 100 Wood Street, London EC2V 7EX (the "Master Issuer");

(2) THE BANK OF NEW YORK acting through its office at 40th Floor, One Canada Square, London, E14 5AL (acting in its capacity as note trustee, the "Note Trustee"); and

(3) [o] of [o] (the "Calculation Agent", which expression shall include any successor calculation agent appointed under this Agreement).

IT IS AGREED:

1.    Appointment Of The Calculation Agent

      The Calculation Agent is appointed, and the Calculation Agent agrees to act, as Calculation Agent in respect of each Series of Issuer Notes described in the Schedule (the "Relevant Issuer Notes") for the purposes set out in Clause 2 and on the terms of this Agreement. The agreement of the parties that this Agreement is to apply to each Series of Relevant Issuer Notes shall be evidenced by the manuscript annotation and signature in counterpart of the Schedule.

2.    Duties Of Calculation Agent

      The Calculation Agent shall in relation to each series of Relevant Issuer Notes (each a "Series") perform all the functions and duties imposed on the Calculation Agent by the terms and conditions of the Relevant Issuer Notes (the "Conditions") including endorsing the Schedule appropriately in relation to expenses will be separately agreed in relation to each issue of Relevant Issuer Notes.

3.    Expenses

      The arrangements in relation to expenses will be separately agreed in relation to each issue of Relevant Issuer Notes.

4.    Indemnity

4.1 The Master Issuer shall indemnify the Calculation Agent against any losses, liabilities, costs, claims, actions, demands or expenses (together, "Losses") (including, but not limited to, all reasonable costs, legal fees, charges and expenses (together, "Expenses") paid or incurred in disputing or defending any Losses) which it may incur or which may be made against it as a result of or in connection with its appointment or the exercise of its powers and duties under this Agreement except for any Losses or Expenses resulting from its own default, negligence or bad faith or that of its officers, directors or employees.

4.2 The Calculation Agent shall indemnify the Master Issuer against any Losses and Expenses which the Master Issuer may incur or which may be made against the

      Master Issuer as a result of the breach by the Calculation Agent of the terms of this Agreement or its default, negligence or bad faith or that of its officers, directors or employees or the breach by any of them of the terms of this Agreement.

4.3 Except as provided in subclause 4.2 above, the Calculation Agent in acting hereunder shall incur no liability in respect of any action taken, omitted or suffered to be taken in good faith in reliance upon:

      (a)   the written advice of any lawyer or professional adviser;

      (b) any instruction, request or order from the Master Issuer or the Note Trustee; or

      (c) any relevant Issuer Note, notice, direction, consent, certificate, affidavit, endorsement, assignment, statement, resolution, letter, telex, facsimile transaction or other paper or document which it reasonably believes to be genuine and signed by the proper party or parties.

5.    Conditions Of Appointment

5.1 In acting under this Agreement and in connection with the Relevant Issuer Notes, the Calculation Agent shall act solely as an agent of the Master Issuer, and, in the circumstances described in sub clause 5.2, the Note Trustee and will not assume any obligations towards or relationship of agency or trust for or with any of the owners or holders of the Relevant Issuer Notes.

5.2 At any time after an Issuer Event of Default or Potential Issuer Event of Default shall have occurred and is continuing or the Note Trustee shall have received any money from the Master Issuer which it proposes to pay under the Issuer Trust Deed to the relevant Noteholders, the Note Trustee may:

      (a) by notice in writing to the Master Issuer and the Calculation Agent require the Calculation Agent pursuant to this Agreement to act thereafter as Calculation Agent of the Note Trustee in relation to payments of such moneys to be made by or on behalf of the Note Trustee under the terms of these presents mutatis mutandis on the terms provided in this Agreement (save that the Note Trustee's liability under any provisions of this Agreement for the indemnification, remuneration and payment of out-of-pocket expenses of the Calculation Agent shall be limited to the amounts for the time being held by the Note Trustee on the trusts of these presents relating to the Issuer Notes of the relevant Series and available for the purpose) and thereafter to hold all Issuer Notes and all sums, documents and records held by it in respect of Issuer Notes on behalf of the Note Trustee; or

      (b) by notice in writing to the Master Issuer require it to make all subsequent payments in respect of the Issuer Notes to or to the order of the Note Trustee and not to the Principal Paying Agent and with effect from the issue of any such notice to the Master Issuer and the Group Guarantors.

5.3 In relation to each issue of Relevant Issuer Notes, the Calculation Agent shall be obliged to perform the duties and only the duties specifically stated in this Agreement and the Issuer Conditions and no implied duties or obligations shall be read into this

      Agreement or the Conditions against the Calculation Agent, other than the duty to act honestly and in good faith and to exercise the diligence of a reasonably prudent expert in comparable circumstances.

5.4 The Calculation Agent may consult with legal and other professional advisers and the opinion of the advisers shall be full and complete protection in respect of any action taken, omitted or suffered under this Agreement in good faith and in accordance with the opinion of the advisers.

5.5 The Calculation Agent shall be protected and shall incur no liability in respect of any action taken, omitted or suffered in reliance on any instruction from the Master Issuer or the Note Trustee or any document which it reasonably believes to be genuine and to have been delivered by the proper party or on written instructions from the Issuer or the Note Trustee.

5.6 The Calculation Agent and any of its officers, directors and employees may become the owner of, or acquire any interest in, any Issuer Notes (if any) with the same rights that it or he would have had if the Calculation Agent were not appointed under this Agreement, and may engage or be interested in any financial or other transaction with the Master Issuer and may act on, or as depositary, trustee or agent for, any committee or body of holders of Issuer Notes or in connection with any other obligations of the Master Issuer as freely as if the Calculation Agent were not appointed under this Agreement.

6.    Termination Of Appointment

6.1 The Master Issuer may, with the prior written approval of the Note Trustee, terminate the appointment of the Calculation Agent at any time by giving to the Calculation Agent at least 60 days' prior written notice to that effect, provided that, so long as any of the Relevant Issuer Notes is outstanding:

      (a) the notice shall not expire less than 45 days before the date on which any calculation is due to be made in respect of any Relevant Issuer Notes; and

      (b) notice shall be given in accordance with the Conditions to the holders of the Relevant Issuer Notes at least 45 days before any removal of the Calculation Agent.

6.2   Notwithstanding the provisions of subclause 6.1, if at any time:

      (a) the Calculation Agent becomes incapable of acting, or is adjusted bankrupt or insolvent, or files a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of an administrator, liquidator or administrative or other receiver of all or any substantial part of its property, or admits in writing its inability to pay or meet its debts as they may mature or suspends payments of its debts, or if any order of any court is entered approving any petition filed by or against it under the provisions of any applicable bankruptcy or insolvency law or if a receiver of it or a substantial part of its property is appoint or if any officer takes charge or control of the Calculation Agent or of its property or affairs for the purpose of rehabilitation, conservation or liquidation; or

      (b) the Calculation Agent fails duly to perform any function or duty imposed on it by the Conditions and this Agreement,

      the Master Issuer, with the prior written approval of the Note Trustee, may immediately without notice terminate the appointment of the Calculation Agent, in which event notice of the termination shall be given to the holders of the Relevant Issuer Notes in accordance with the Issuer Conditions as soon as practicable.

6.3 The termination of the appointment of the Calculation Agent under subclause 6.1 or 6.2 shall not entitle the Calculation Agent to any amount by way of compensation but shall be without prejudice to any amount then accrued due.

6.4 The Calculation Agent may resign its appointment under this Agreement at any time by giving to the Master Issuer and the Note Trustee at least 90 days prior written notice to that effect. Following receipt of a notice of resignation from the Calculation Agent, the Master Issuer shall promptly give notice of the resignation to the holders of the Relevant Issuer Notes in accordance with the Issuer Conditions.

6.5 Notwithstanding the provisions of subclauses 6.1, 6.2 and 6.4, so long as any of the Relevant Issuer Notes is outstanding, the termination of the appointment of the Calculation Agent (whether by the Master Issuer or by the resignation of the Calculation Agent) shall not be effective unless upon the expiry of the relevant notice a successor Calculation Agent approved in writing by the Note Trustee has been appointed. The Master Issuer agrees with the Calculation Agent that if, by the day falling 10 days before the expiry of any notice under subclause 6.4, the Master Issuer has not appointed a replacement Calculation Agent approved in writing by the Note Trustee, the Calculation Agent shall be entitled, on behalf of the Master Issuer to appoint as a successor Calculation Agent in its place a reputable financial institution of good standing which the Master Issuer and the Note Trustee shall approve.

6.6 Upon its appointment becoming effective, a successor Calculation Agent shall without further action, become vested with all the authority, rights, powers, duties and obligations of its predecessor with the same effect as if originally named as the Calculation Agent under this Agreement.

6.7 If the appointment of the Calculation Agent under this Agreement is terminated (whether by the Master Issuer or by the resignation of the Calculation Agent), the Calculation Agent shall on the date on which the termination takes effect deliver to the successor Calculation Agent any records concerning the Relevant Issuer Notes maintained by it (except those documents and records which it is obliged by law or regulation to retain or not to release), but shall have no other duties or responsibilities under this Agreement.

6.8 Any corporation into which the Calculation Agent may be merged or converted, or any corporation with which the Calculation Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Calculation Agent shall be a party, or any corporation to which the Calculation Agent shall sell or otherwise transfer all or substantially all of its assets shall, on the date when the merger, consolidation or transfer becomes effective and to the extent permitted by any applicable laws, becomes the successor Calculation Agent under this Agreement without the execution or fling of any paper or any further act on the part of any of the parties to this Agreement, unless otherwise required by the Master Issuer and after the said effective date all references in this Agreement to the Calculation Agent shall be deemed to be references to such successor corporation. Written notice of any such merger, conversion, consolidation or transfer shall immediately be given to the Master Issuer, the Note Trustee, the Principal Paying Agent and the Rating Agencies by the Calculation Agent.

7.    Communications

7.1 All communications shall be by telex, fax or letter delivered by hand. Each communication shall be made to the relevant party at the telex number, fax number or address and marked for the attention of the person or department from time to time specified in writing by that party to the others for the purpose. The initial telex number, fax number and person or department so specified by each party are set out in Clause 17 of the Issuer Paying Agent and Agent Bank Agreement or, in the case of the Calculation Agent, on the signature page of this Agreement.

7.2 A communication shall be deemed received (if by telex) when a confirmed answerback is received at the end of the transmission, (if by fax) when an acknowledgement of receipt is received or (if by letter) when delivered, in each case in the manner required by this clause. However, if a communication is received after business hours on any business day or on a day which is not a business day in the place of receipt it shall be deemed to be received and become effective at the opening of business on the next business day in the place of receipt. Every communication shall be irrevocable save in respect of any manifest error in it.

8.    Change Of Note Trustee

8.1 If there is any change in the identity of the Note Trustee in accordance with the Issuer Trust Deed, the parties of this Agreement shall execute such documents and take such action as the successor Note Trustee and the outgoing Note Trustee may reasonably require for the purpose of vesting in the successor Note Trustee the rights of the outgoing Note Trustee under this Agreement.

8.2 It is hereby acknowledged and agreed that by its execution of this Agreement the Note Trustee shall not assume or have any obligations or liabilities to any of the other parties hereto under this Agreement and that the Note Trustee has agreed to become a party to this Agreement for the purpose only of taking the benefit of this Agreement and agreeing to amendments thereto. Any liberty or right which may be exercised or any determination which may be made under this Agreement by the Note Trustee may be exercised or made in the Note Trustee's absolute discretion without any obligation to give reasons therefor, and the Note Trustee shall not be responsible for any Liability occasioned by so acting but subject always to the provisions of clause 18 of the Issuer Trust Deed. 9. Descriptive Headings And Counterparts

9.1 The descriptive headings in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

9.2 This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.

10.   Non-Petition and Limited Recourse

10.1 Limited Recourse: Each party hereto agrees that notwithstanding any other provisions hereof, all payments to be made by the Master Issuer under this Agreement will be payable only from, and to the extent of, the sums paid to, or net proceeds recovered by or on behalf of, the Master Issuer or the Issuer Security Trustee in respect of the Issuer Charged Property less any amount which is required to be paid to any other person in priority to or in the same priority as the relevant party hereto subject to and in accordance with the Issuer Priority of Payments and there will be no other assets of the Master Issuer available for any further payments and following the realisation of the Issuer Charged Property and the distribution of the proceeds thereof in accordance with the Issuer Deed of Charge none of the parties hereto shall be entitled to take any further steps against the Master Issuer to recover any sums due hereunder but still unpaid and all outstanding claims in respect of such sums due but still unpaid shall be extinguished. The parties hereto look solely to such sums and proceeds and the rights of the Master Issuer in respect of the Issuer Charged Property (net as aforesaid) for payments to be made by the Master Issuer. The obligations of the Master Issuer to make such payments hereunder will be limited to such sums and the proceeds of realisation of the Issuer Charged Property (net as aforesaid) and the parties hereto will have no further recourse in respect thereof.

10.2 Non-Petition: The Calculation Agent hereby covenants and agrees with the Master Issuer, the Issuer Security Trustee and the Note Trustee that:

      (a) only the Issuer Security Trustee may enforce the security created in favour of the Issuer Security Trustee by the Issuer Deed of Charge in accordance with its provisions; and

      (b) save as provided in the Issuer Deed of Charge, it shall not take any steps for the purpose of recovering any sums due under this Agreement or enforcing any rights arising out of this Agreement or institute against the Master Issuer or join any other person in instituting against Master the Issuer any winding-up, administration, reorganisation, liquidation, bankruptcy, insolvency or other proceedings of the Master Issuer for so long as the Issuer Notes are outstanding and until two years and one day has elapsed after all amounts outstanding under the Issuer Secured Obligations have been paid in full.

11.   Contracts (Rights Of Third Parties) Act 1999

      A person who is not a party to this Agreement has not right under the Contracts (Rights of Third Parties) Act 1999 to enforce any term of this Agreement, but this does not affect any right or remedy of a third party which exists or is available apart from that Act.

12.   Governing Law

      This Agreement is governed by, and shall be construed in accordance with, the laws of England.

THIS AGREEMENT has been entered into on the date stated at the beginning of this Agreement.

The Master Issuer

Executed by
GRANITE MASTER ISSUER PLC
as follows:                                                          By
Signed for and on its behalf by one of its duly                                -----------------------------------------------------
authorised attorneys/signatories                                               Duly Authorised Attorney/Signatory
                                                                     Name
                                                                               -----------------------------------------------------




The Note Trustee

Executed by
THE BANK OF NEW YORK
as follows:                                                          By
Signed for and on its behalf by one of its duly                                -----------------------------------------------------
authorised attorneys/signatories                                               Duly Authorised Attorney/Signatory
                                                                     Name
                                                                               -----------------------------------------------------



The Calculation Agent

Executed by
[o]
as follows:
[o]
                                                                     By
                                                                               -----------------------------------------------------
                                                                               Duly Authorised Attorney/Signatory
                                                                     Name
                                                                               -----------------------------------------------------

[Address of Calculation Agent]
Telephone Number: [o]
Fax Number:       [o]

                                            SCHEDULE TO THE CALCULATION AGENCY AGREEMENT


---------------------- ----------------------- ------------------------ ----------------------------- -----------------------------
Series number          Issue Date              Maturity Date            Title and Nominal Amount      Annotation by Calculation
                                                                                                      Agent/Issuer
---------------------- ----------------------- ------------------------ ----------------------------- -----------------------------

                                 EXECUTION PAGE


as Master Issuer
EXECUTED for and on behalf of                         )
GRANITE MASTER ISSUER PLC                             )
acting by a director                                  )

-------------------------


Name:





as Agent Bank, Principal Paying Agent, Registrar and Transfer Agent
EXECUTED for and on behalf of                         )
CITIBANK, N.A.                                        )
by                                                    )

-------------------------


Name:





as US Paying Agent

EXECUTED for and on behalf of                         )
CITIBANK N.A.                                         )
by                                                    )

-------------------------


Name:





as Issuer Security Trustee and Note Trustee
EXECUTED for and on behalf of                         )
THE BANK OF NEW YORK                                  )
by                                                    )

-------------------------


Name: